UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 16, 2026

STAG INDUSTRIAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-34907	27-3099608
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

One Federal Street, 23rd Floor

Boston, Massachusetts 02110

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (617) 574-4777

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols	Name of each exchange on which registered
Common stock, $0.01 par value per share	STAG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities and Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Amended Unsecured Term Loan A

On July 16, 2026, STAG Industrial, Inc., a Maryland corporation (the “Company”), and its operating partnership, STAG Industrial Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), entered into the Fourth Amended and Restated Term Loan Agreement (“Amended Term Loan Agreement”) with Wells Fargo Bank, National Association, and the other lenders named therein, to amend and restate that certain Third Amended and Restated Term Loan Agreement, dated as of September 1, 2022, as amended, related to the Company’s $150 million unsecured term loan that was set to mature on March 15, 2027 (the “Unsecured Term Loan A”).

Borrowings under the Amended Term Loan Agreement, at the Company’s election, bear interest based on a Base Rate, Term SOFR, or Daily Simple SOFR (each as defined in the Amended Term Loan Agreement), plus an applicable spread based on the Company’s debt rating and leverage ratio (each as defined in the Amended Term Loan Agreement).

The Company entered into the Amended Term Loan Agreement to (i) combine the Unsecured Term Loan A and the Company’s $200 million unsecured term loan that was set to mature on March 23, 2029 (assuming exercise of discretionary extension options), pursuant to that certain Second Amended and Restated Term Loan Agreement, dated as of March 25, 2024, as amended (the “Unsecured Term Loan F”), into one senior unsecured term loan in the aggregate principal amount of $350 million (the “Amended Unsecured Term Loan A”), (ii) extend the maturity date to January 16, 2032, and (iii) reduce, by five basis points (but not below zero), the applicable spread based on the Company’s debt rating and leverage ratio. Upon closing, the Unsecured Term Loan F was extinguished. Other than the provisions described above, the material terms of the Unsecured Term Loan A remain unchanged.

As of July 20, 2026, the floating interest rate for the Amended Unsecured Term Loan A was swapped to an all-in fixed rate (inclusive of the applicable spread) as follows:

•	for $150 million of the balance, 2.01% until March 15, 2027, and then 4.79% from March 15, 2027, until January 16, 2032, and

•	for $200 million of the balance, 4.68% until March 25, 2027, and then 4.79% from March 25, 2027, until January 16, 2032.

The foregoing description of the Amended Unsecured Term Loan A does not purport to be complete and is qualified in its entirety by reference to the Amended Term Loan Agreement attached as Exhibit 10.1 hereto.

Amendments to Unsecured Credit Facility and Unsecured Term Loans G, H and I

On July 16, 2026, the Company and the Operating Partnership entered into amendments (the “Amendments”) to the Company’s $1.0 billion unsecured credit facility maturing September 7, 2029 (the “Unsecured Credit Facility”), $300 million unsecured term loan maturing March 14, 2031 (the “Unsecured Term Loan G”), $187.5 million unsecured term loan maturing January 25, 2028 (the “Unsecured Term Loan H”), and $187.5 million unsecured term loan maturing January 25, 2028 (the “Unsecured Term Loan I”). Borrowings under the Unsecured Credit Facility and the Unsecured Term Loans G, H and I, at the Company’s election, bear interest based on a Base Rate, Term SOFR, or Daily Simple SOFR (each as defined in the applicable Credit or Term Loan Agreement, as amended), plus an applicable spread based on the Company’s debt rating and leverage ratio (each as defined in the applicable Credit or Term Loan Agreement, as amended). The Company entered into the Amendments to reduce, by five basis points (but not below zero), the applicable spread based on the Company’s debt rating and leverage ratio. The other material terms of each of the Unsecured Credit Facility and the Unsecured Term Loans G, H and I remain unchanged.

Maturity dates assume exercise of discretionary extension options.

The foregoing description of the amendments to the Unsecured Credit Facility and the Unsecured Term Loan G, H and I does not purport to be complete and is qualified in its entirety by reference to the amendments attached as Exhibits 10.2, 10.3, 10.4 and 10.5 hereto, respectively.

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth under Item 1.01 of this report is incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit Number	Description
10.1	Unsecured Term Loan A: Fourth Amended and Restated Term Loan Agreement, dated as of July 16, 2026

10.2	Unsecured Credit Facility: Second Amendment, dated as of July 16, 2026, to Second Amended and Restated Credit Agreement, dated as of September 10, 2024

10.3	Unsecured Term Loan G: First Amendment, dated as of July 16, 2026, to Second Amended and Restated Term Loan Agreement, dated as of September 15, 2025

10.4	Unsecured Term Loan H: Second Amendment, dated as of July 16, 2026, to Term Loan Agreement, dated as of July 26, 2022

10.5	Unsecured Term Loan I: Second Amendment, dated as of July 16, 2026, to Term Loan Agreement, dated as of July 26, 2022

104	Cover Page Interactive Data File (embedded within XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAG INDUSTRIAL, INC.

Dated: July 22, 2026	By:	/s/ Jeffrey M. Sullivan
Jeffrey M. Sullivan
Executive Vice President, General Counsel and Secretary